Project Black Olive Discussion Materials for Independent Committee Bluegreen Corporation November 6, 2012

DISCLAIMER Project Black Olive

This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “Materials”), are provided Redacted for the information of the Independent of the Board of Directors (the “Committee”) of Bluegreen Corporation (“Bluegreen” or the “Company”) by Cassel Salpeter & Co, LLC. (“CS”) in connection with the Committee’s consideration of a potential transaction (the “Transaction”) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with CS in connection therewith.

The Materials are for discussion purposes only and may not be relied upon by any person or entity for any purpose without CS’s express prior written consent. The Materials were prepared for specific persons familiar with the business and affairs T of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and neither the Committee, the Company nor CS takes any responsibility for the use of the Materials by persons other than the Committee. The Materials are provided on a confidential basis Redacted and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, F without CS’s express prior written consent.

The Materials necessarily are based on financial, economic, market, tax and other conditions as in effect on, and the information available to CS as of, the date of the Materials. Although subsequent developments may affect the contents of the Materials, CS has not undertaken, and is under no obligation, to update, revise or reaffirm the Materials. The Materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The Materials do not address the underlying business decision of the Committee, the Board, the Company or any other party to proceed with or effect the Transaction. The Materials do not constitute any opinion, nor do the Materials constitute a recommendation to the Committee, the Company, any security holder of the Company A or any other person as to how to vote or act with respect to any matter relating to the Transaction or whether to buy or sell any assets or securities of any company. CS’s only opinion will be the opinion, if any, that is actually delivered to the Committee in connection with the Transaction.

The preparation of the Materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to R partial analysis or summary description. Furthermore, CS did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, the analyses contained in the Materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could createD a misleading or incomplete view.

DISCLAIMER (continued) Project Black Olive

The Materials reflect judgments and assumptions with regard to general business, economic, regulatory, market, tax and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the Materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold.

All budgets, projections, estimates, financial analyses, reports, and other information with respect to the Company or any party to the Transaction, their assets and liabilities (contingent or not) as reflected in the Materials have been prepared by T management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports, and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections, and estimates contained in the Materials may or may not be achieved and differences between projected results and those actually achieved may be material. CS has relied upon representations made by management of the Company that such budgets, projections, and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates F and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and CS expresses no opinion with respect to such budgets, projections, or estimates or the assumptions on which they are based. The scope of the financial analysiscontained herein is based on discussions with the Committee (including, without limitation, regarding the methodologies to be utilized), and CS does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose. CS’s role in reviewing any information is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis A and shall not be on behalf of the Board.

CS has assumed and relied upon the accuracy and completeness of the financial, and other information provided to or reviewed by it without (and without assuming responsibility for) independent verificationof such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, CS has relied upon representations made by management of the Company, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows, or prospects of the Company or any other participant R in the Transaction since the date of the most recent financial statements provided to CS that would be material to our analyses, D and that thefinal forms of any draft documents reviewed by CS will not differ in any material respect from such draft documents.

GLOSSARY OF TERMS Project Black Olive

CAGR Compound average growth rate

CY Calendar year

EBIT Earnings before interest and taxes

EBITDA Earnings before interest, taxes, depreciation T and amortization EPS Earnings per share EV Enterprise value FY Fiscal year F

ITM In the money LFY Latest fiscal year LTM Latest twelve A months MV Marketvalue MRQ Most recent quarter

SEC Securities and Exchange Commission TIC R Total invested capital TTM Trailing twelve months D WACC Weighted average cost of capital

BLUEGREEN TRANSACTION REVIEW Project Black Olive

Transaction Review

($ in thousands, except per share)

Offer Consideration

Offer Consideration per share $ 6.50 Securities Outstanding as of September 30, 2012 T

Common Stock 31,349 ITM Options & Restricted Stock Awards (1) 572 Fully diluted F 31,921 Offer Consideration $ 207,489 Plus Net Debt as of September 30, 2012 (2) 68,551 Implied Enterprise Value A $ 276,040

Statistic (3) Implied Transaction Multiples

9 ME Sep 30, 9 ME Sep 30,

Dec 31, 2011 2012 2012 P 2013 P 2011 2012 2012 P 2013 P

Total Revenue R $ 416,483 447,208$ $ 454,903 $ 481,383 0.66x 0.62x 0.61x 0.57x Normalized EBITDA $ 96,469 $ 106,841 $ 98,324 $ 81,274 2.9x 2.6x 2.8x 3.4x Normalized Net Income Attributable to BXG $ 38,135 $ 44,286 $ 38,175 $ 28,935 5.4x 4.7x 5.4x 7.2x

(1) Options & restricted D stock awards assumed to be ITM at $6.50 with mean exercise price of $2.86. (2) Excludes Receivable Backed Notes Payable and includes cash from assumed exercise of ITM Options.

(3) Historical statistics are from continuing operations only and contain management normalizing adjustments for pre-2008 loan loss net provisions, please see income review for details.

Sources of information: Offer Letter, BlueGreen financial statements, projections and management.

BLUEGREEN FINANCIAL OVERVIEW

Project Black Olive

Summary Financial Data

($ in thousands, except per share)

Dec 31,	2009	2010	2011	LTM 9/30/2012	2012 P	2013 P	2014 P	2015 P	2016 P	CAGR '09-'11	CAGR '12 P-'16 P
Financial Data											
Sales of VOIs	$ 199,591	$ 193,431	$ 177,172	$ 196,560	$ 202,339	$ 208,656	$ 196,546	$ 216,194	$ 231,531	-5.8%	3.4%
Fee-Based Sales Commission Revenue	$ 20,057	$ 52,966	$ 73,673	$ 87,420	$ 91,024	$ 112,637	$ 129,533	$ 148,963	$ 171,307	91.7%	17.1%
Other Fee-Based Services Revenue	$ 57,014	$ 67,036	$ 70,985	$ 74,751	$ 74,545	$ 80,470	$ 104,059	$ 113,201	$ 119,109	11.6%	12.4%
Interest Income	$ 69,337	$ 106,463	$ 94,653	$ 87,718	$ 86,235	$ 79,620	$ 77,836	$ 76,049	$ 76,573	16.8%	-2.9%
Total Revenue	**$ 345,999**	**$ 419,896**	**$ 416,483**	**$ 447,208**	**$ 454,903**	**$ 481,383**	**$ 507,974**	**$ 554,406**	**$ 598,521**	*9.7%*	*7.1%*
Normalized EBITDA	**$ 71,202**	**$ 101,926**	**$ 96,469**	**$ 106,841**	**$ 98,324**	**$ 81,274**	**$ 82,932**	**$ 92,647**	**$ 100,488**	*16.4%*	*0.5%*
Normalized Net Income Attributable to BXG	$ 20,064	$ 56,180	$ 38,135	$ 44,286	$ 38,175	$ 28,935	$ 29,496	$ 33,935	$ 40,503	37.9%	1.5%
Receivable Backed Notes Payable ("RBNP")	$ 242,828	$ 571,931	$ 479,330	$ 438,448							
Other Interest Bearing Debt	$ 296,608	$ 252,947	$ 197,644	$ 131,223							
BXG Shareholders' Book Value per Share	$ 12.32	$ 9.07	$ 8.61	$ 9.62							
Margin Analysis											
Normalized EBITDA	20.6%	24.3%	23.2%	23.9%	21.6%	16.9%	16.3%	16.7%	16.8%		
Normalized Net Income Attributable to BXG	5.8%	13.4%	9.2%	9.9%	8.4%	6.0%	5.8%	6.1%	6.8%		
Growth Data											
Total Revenue	na	21.4%	-0.8%	7.4%	9.2%	5.8%	5.5%	9.1%	8.0%		
Normalized EBITDA	na	43.2%	-5.4%	10.8%	1.9%	-17.3%	2.0%	11.7%	8.5%		
Normalized Net Income Attributable to BXG	na	180.0%	-32.1%	16.1%	0.1%	-24.2%	1.9%	15.0%	19.4%		
Other Analysis											
Sales of VOIs as % of Revenue	57.7%	46.1%	42.5%	44.0%	44.5%	43.3%	38.7%	39.0%	38.7%		

Continuing operations only and contains management normalizing adjustments for pre-2008 loan loss net provisions, please see income review for details.

Sources of information: BlueGreen financial statements, projections and management.

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Cassel Salpeter & Co.
Confidential 5

BLUEGREEN PROJECTION COMPARISON

Project Black Olive

Summary Comparative Review to Prior Projections

($ in thousands)

Dec 31,	2011			2012 P			2013 P			2014 P		
	Prior	Actual	Change	Prior	Current	Change	Prior	Current	Change	Prior	Current	Change
Financial Data												
Sales of VOIs	$ 182,649	$ 177,172	$ (5,477)	$ 214,810	$ 202,339	$ (12,471)	$ 195,903	$ 208,656	$ 12,753	$ 198,242	$ 196,546	$ (1,696)
Fee-Based Sales Commission Revenue	$ 69,862	$ 73,673	$ 3,811	$ 82,563	$ 91,024	$ 8,461	$ 115,500	$ 112,637	$ (2,863)	$ 128,700	$ 129,533	$ 833
Other Fee-Based Services Revenue	$ 88,868	$ 70,985	$ (17,883)	$ 100,557	$ 74,545	$ (26,012)	$ 111,486	$ 80,470	$ (31,016)	$ 119,982	$ 104,059	$ (15,923)
Interest Income	$ 97,220	$ 94,653	$ (2,567)	$ 87,000	$ 86,235	$ (765)	$ 83,000	$ 79,620	$ (3,380)	$ 82,000	$ 77,836	$ (4,164)
Total Revenue	**$ 438,599**	**$ 416,483**	**$ (22,116)**	**$ 484,930**	**$ 454,903**	**$ (30,027)**	**$ 505,889**	**$ 481,383**	**$ (24,506)**	**$ 528,924**	**$ 507,974**	**$ (20,950)**
Normalized EBITDA	**$ 77,664**	**$ 96,469**	**$ 18,805**	**$ 73,338**	**$ 98,324**	**$ 24,986**	**$ 81,716**	**$ 81,274**	**$ (442)**	**$ 90,497**	**$ 82,932**	**$ (7,565)**
Normalized Net Income Attributable to BXG	$ 21,161	$ 38,135	$ 16,974	$ 20,526	$ 38,175	$ 17,649	$ 27,832	$ 28,935	$ 1,103	$ 31,528	$ 29,496	$ (2,032)
Margin Analysis												
Normalized EBITDA	*17.7%*	*23.2%*		*15.1%*	*21.6%*		*16.2%*	*16.9%*		*17.1%*	*16.3%*	
Normalized Net Income Attributable to BXG	*4.8%*	*9.2%*		*4.2%*	*8.4%*		*5.5%*	*6.0%*		*6.0%*	*5.8%*	
Growth Data												
Total Revenue				*10.6%*	*9.2%*		*4.3%*	*5.8%*		*4.6%*	*5.5%*	
Normalized EBITDA				*-5.6%*	*1.9%*		*11.4%*	*-17.3%*		*10.7%*	*2.0%*	
Normalized Net Income Attributable to BXG				*-3.0%*	*0.1%*		*35.6%*	*-24.2%*		*13.3%*	*1.9%*	
Cummulative Projected EBITDA for 4 full Projection Periods												
Prior *'12 P - '15 P*				*$ 350,306*								
Current *'13 P - '16 P*					*$ 357,341*	*$ 7,035*						

Continuing operations only and contains management normalizing adjustments for pre-2008 loan loss net provisions, please see income review for details.

Prior amounts sourced from projections previously provided by Bluegreen management.

Sources of information: BlueGreen financial statements, projections and management.

DRAFT

Cassel Salpeter & Co. Confidential 6

BLUEGREEN FINANCIAL OVERVIEW Project Black Olive

Net Debt and Shares Review as of September 30, 2012

($ and securities in thousands)

Net Debt (1)

Lines of Credit and Notes Payable $ 20,396

Junior Subordinated Debentures T 110,827 Total Corporate Debt $ 131,223 Plus: Non-Controlling Interests 39,201 F 170,424 Less: Cash & Equivalents 100,236 Cash from ITM Options (2) 1,637 101,873

Net Debt A $ 68,551 Fully Diluted Shares Outstanding

Shares Outstanding 31,349 ITM Options & Restricted Stock Awards (2) 572

Shares R Outstanding including ITM Options 31,921

(1) Excludes Receivable Backed Notes Payable.

(2) Includes 572 options & restricted stock awards assumed to be ITM at $6.50 with mean exercise price of $2.86. D Sources of information: BlueGreen financial statements and management.

Project Black Olive

BLUEGREEN FINANCIAL OVERVIEW

Normalized Comparative Summary Income Statements

($ in thousands, except per share)

				9 ME Sep 30,		LTM Sep 30,					
Dec 31,	2009	2010	2011	2011	2012	2012	2012 P	2013 P	2014 P	2015 P	2016 P
Gross Sales of VOIs	$ 230,796	$ 217,872	$ 193,509	$ 149,116	$ 172,987	$ 217,380	$ 229,569	$ 234,887	$ 220,495	$ 242,536	$ 259,742
Estimated Uncollectible VOI Notes Receivable	(31,205)	(24,441)	(16,337)	(12,175)	(16,658)	(20,820)	(27,230)	(26,231)	(23,949)	(26,343)	(28,211)
Sales of VOIs	199,591	193,431	177,172	136,941	156,329	196,560	202,339	208,656	196,546	216,194	231,531
Fee-Based Sales Commission Revenue	20,057	52,966	73,673	52,532	66,279	87,420	91,024	112,637	129,533	148,963	171,307
Other Fee-Based Services Revenue	57,014	67,036	70,985	53,325	57,091	74,751	74,545	80,470	104,059	113,201	119,109
Interest Income	69,337	106,463	94,653	71,986	65,051	87,718	86,235	79,620	77,836	76,049	76,573
Other Income	-	-	-	-	759	759	759	-	-	-	-
Total Revenue	**345,999**	**419,896**	**416,483**	**314,784**	**345,509**	**447,208**	**454,903**	**481,383**	**507,974**	**554,406**	**598,521**
Operating Expenses											
Cost of VOIs Sold	66,589	44,962	43,674	34,359	32,346	41,661	44,821	49,899	52,900	60,350	64,631
Cost of Other Resort Fee-Based Services	39,677	44,040	52,094	38,149	35,353	49,298	52,386	57,767	75,747	81,752	84,671
Selling, General & Administrative Expenses	172,165	199,497	199,237	149,448	178,845	228,634	240,555	274,810	277,111	302,811	331,825
Interest Expense	32,198	61,545	53,908	41,746	33,074	45,236	44,986	41,679	45,070	45,233	41,779
Other Expense, net	1,810	2,839	1,095	910	-	185	-	-	-	-	-
Total Operating Expenses	312,439	352,883	350,008	264,612	279,618	365,014	382,748	424,155	450,827	490,147	522,905
Normalized Income before Taxes & NCI	33,560	67,013	66,475	50,172	65,891	82,194	72,155	57,228	57,147	64,260	75,615
Provision for Income Taxes	6,024	2,739	20,655	14,650	21,960	27,965	24,407	18,500	18,858	21,696	25,895
Normalized Net Income	27,536	64,274	45,820	35,522	43,931	54,229	47,748	38,728	38,289	42,563	49,720
Non-Controlling Interest ("NCI")	(7,472)	(8,094)	(7,685)	(5,261)	(7,519)	(9,943)	(9,573)	(9,793)	(8,793)	(8,629)	(9,217)
Normalized Net Income Attributable to BXG	$ 20,064	$ 56,180	$ 38,135	$ 30,261	$ 36,412	$ 44,286	$ 38,175	$ 28,935	$ 29,496	$ 33,935	$ 40,503
Normalized Income before Taxes & NCI	$ 33,560	$ 67,013	$ 66,475	$ 50,172	$ 65,891	$ 82,194	$ 72,155	$ 57,228	$ 57,147	$ 64,260	$ 75,615
plus Stock Based Compensation	$ 4,406	$ 2,574	$ 2,605	$ 2,407	$ 1,802	$ 2,000	$ 5,000	$ 5,000	$ 5,000	$ 6,000	$ 6,000
Non-Operating Interest Expense, Net	$ 17,657	$ 17,429	$ 14,223	$ 11,290	$ 7,301	$ 10,234	$ 13,857	$ 10,170	$ 11,528	$ 12,731	$ 8,841
Depreciation & Amortization	$ 15,579	$ 14,910	$ 13,166	$ 10,438	$ 9,685	$ 12,413	$ 7,312	$ 8,876	$ 9,257	$ 9,656	$ 10,032
Normalized EBITDA	**$ 71,202**	**$ 101,926**	**$ 96,469**	**$ 74,307**	**$ 84,679**	**$ 106,841**	**$ 98,324**	**$ 81,274**	**$ 82,932**	**$ 92,647**	**$ 100,488**
less Capital Expenditures, net	$ 7,521	$ 3,702	$ 4,009	$ 2,865	$ 4,301	$ 5,445	$ 11,130	$ 11,500	$ 9,000	$ 9,000	$ 9,000
Normalized EBITDA - CAPEX	**$ 63,681**	**$ 98,224**	**$ 92,460**	**$ 71,442**	**$ 80,378**	**$ 101,396**	**$ 87,194**	**$ 69,774**	**$ 73,932**	**$ 83,647**	**$ 91,488**
Normalized Basic EPS Attributable to BXG	$ 0.65	$ 1.80	$ 1.22	$ 0.97	$ 1.16						
Reported Basic EPS Attributable to BXG	$ (0.11)	$ (1.41)	$ (0.55)	$ (0.55)	$ 0.98						
Weighted Average Shares Outstanding (thous.)	31,088	31,165	31,220	31,211	31,288						
Normalized Diluted EPS Attributable to BXG	$ 0.65	$ 1.79	$ 1.19	$ 0.94	$ 1.15						
Reported Diluted EPS Attributable to BXG	$ (0.11)	$ (1.40)	$ (0.54)	$ (0.53)	$ 0.97						
Weighted Average Shares Outstanding (thous.)	31,100	31,469	32,110	32,156	31,554						
Reported Net Income (Loss)	$ (3,572)	$ (43,966)	$ (17,253)	$ (17,118)	$ 30,570	$ 30,435					
Add Back:											
Discontinued Operations, net of Taxes	23,636	46,370	45,565	40,389	2,043	7,219					
Pre 2008 Non-Cash Loan Loss Provisions	-	53,776	9,823	6,990	3,799	6,632					
Normalized Net Income Attributable to BXG	$ 20,064	$ 56,180	$ 38,135	$ 30,261	$ 36,412	$ 44,286					

Sources of information: BlueGreen financial statements, projections and management.

DRAFT

Cassel Salpeter & Co. Confidential 8

Project Black Olive

BLUEGREEN FINANCIAL OVERVIEW

Comparative Summary Balance Sheets

($ in thousands, except per share)

Dec 31,	2010	2011	Sep 30, 2012
Assets			
Unrestricted Cash & Equivalents	$ 72,085	$ 80,931	$ 100,236
Restricted Cash	53,922	51,125	60,148
Notes Receivable	568,985	512,517	489,440
Contracts Receivable	-	-	-
Prepaid Expenses	4,882	4,120	8,563
Other Assets	56,790	47,100	52,901
Inventory	337,684	302,843	280,569
Property & Equipment, net	73,815	70,112	69,157
Assets Held for Sale	87,769	28,625	-
	$ 1,255,932	$ 1,097,373	$ 1,061,014
Liabilities & Shareholders' Equity			
Liabilities			
Accounts Payable	$ 8,243	$ 8,834	$ 10,908
Accrued Liabilities & Other	60,518	62,878	73,811
Deferred Income	17,550	24,549	30,304
Deferred Income Taxes	25,605	15,776	35,546
Receivable Backed Notes Payable	571,931	479,330	438,448
Lines of Credit and Notes Payable	142,120	86,817	20,396
Junior Subordinated Debentures	110,827	110,827	110,827
	936,794	789,011	720,240
Shareholders' Equity			
Preferred Stock	-	-	-
Common Stock	314	313	313
Additional Paid in Capital	189,580	191,999	193,672
Retained Earnings	94,271	77,018	107,588
Total BXG Shareholders' Equity	284,165	269,330	301,573
Non Controlling Interest	34,973	39,032	39,201
Total Shareholders' Equity	319,138	308,362	340,774
	$ 1,255,932	$ 1,097,373	$ 1,061,014
Receivable Backed Notes Payable ("RBNP")	$ 571,931	$ 479,330	$ 438,448
Other Interest Bearing Debt	$ 252,947	$ 197,644	$ 131,223
Non-Controlling Interest	$ 34,973	$ 39,032	$ 39,201
Net Debt (Excl. RBNP and ITM Options)	$ 215,835	$ 155,745	$ 70,188
Shares Outstanding (thousands)	31,327	31,288	31,349
BXG Shareholders' Book Value per Share	$ 9.07	$ 8.61	$ 9.62

Sources of information: BlueGreen financial statements and management.

DRAFT

Cassel Salpeter & Co. Confidential 9

BLUEGREEN MARKET PERFORMANCE Project Black Olive

Bluegreen Corp. Market Performance - November 7, 2011 to November 5, 2012

Closing Price & Trading Volume Relative Performance $7.00 3,000,000 300 Volume Closing Price 30 Day VWAP

$6.00

2,500,000 250

$5.00

2,000,000 200 T $4.00 1,500,000 150 $3.00

1,000,000 100 $2.00 F

500,000 50 $1.00

Bluegreen Corp. 160.1% Russell 3000 Index 12.2% Selected Companies 25.7% S&P 500 Index 12.4%

$- - 0

Nov-11 Dec-11 Jan-12 Feb-12 Mar-12 Apr-12 May-12 Jun-12 Jul-12 Aug-12 Sep-12 A Oct-12 Nov-11 Dec-11 Jan-12 Feb-12 Mar-12 Apr-12 May-12 Jun-12 Jul-12 Aug-12 Sep-12 Oct-12

Trading Price and Volume Statistics

Trading Days

5 30 90 1 Year 26-Oct-12 21-Sep-12 27-Jun-12

High $ 6.19 $ 6.39 $ 6.39 $ 6.39

Mean $ 6.05 $R 6.18 $ 5.80 $ 4.54 Median $ 6.04 $ 6.32 $ 5.82 $ 4.91 Low $5.93 $ 5.60 $ 4.66 $ 2.04 Start $ 5.93 $ 6.35 $ 4.72 $ 2.38

End $ 6.19

Volume Weighted Mean $ 6.07 $ 6.05 $ 5.63 $ 4.42

Volume Mean 20,590 28,306 37,630 77,815 Volume Median D 20,590 19,870 27,755 43,180

Selected Companies equals market capitalization weighted index of HOT, WYN, VAC, IILG.

Sources of information: Capital IQ.

BLUEGREEN OWNERSHIP REVIEW

Project Black Olive

Ownership Review

(Shares in thousands)

Holder	Shares	%	Position Date
Woodbridge Holdings, LLC	16,923	*53.6%*	1-Mar-12
Unaffiliated Shareholders:			
Dimensional Fund Advisors LP	2,704	*8.6%*	30-Jun-12
BlackRock, Inc.	499	*1.6%*	30-Jun-12
The Vanguard Group, Inc.	312	*1.0%*	30-Jun-12
Whitebox Advisors, LLC	305	*1.0%*	30-Jun-12
Renaissance Technologies Corp.	274	*0.9%*	30-Jun-12
RBF Capital LLC	260	*0.8%*	30-Jun-12
Northern Trust Global Investments	220	*0.7%*	30-Jun-12
State Street Global Advisors, Inc.	170	*0.5%*	30-Jun-12
Goldman Sachs Group	137	*0.4%*	30-Jun-12
California Public Employees' Retirement System	109	*0.3%*	30-Jun-12
Wells Fargo & Company	104	*0.3%*	30-Jun-12
Putnam LLC	80	*0.3%*	30-Jun-12
Technical Financial Services LLC	73	*0.2%*	30-Jun-12
Highmark Capital Management, Inc.	69	*0.2%*	30-Jun-12
Bridgeway Capital Management , Inc.	68	*0.2%*	30-Jun-12
Geode Capital Management, LLC	65	*0.2%*	30-Jun-12
RBC Global Asset Management Inc.	54	*0.2%*	30-Jun-12
The Bank of New York Mellon Corp	46	*0.1%*	30-Sep-12
Barclays PLC	44	*0.1%*	30-Jun-12
State Teachers Retirement System of Ohio	43	*0.1%*	30-Sep-12
Others	8,994	*28.5%*	
Total Unaffiliated Shareholders	14,631	*46.4%*	
	31,554	*100.0%*	

Total shares includes 31,349 shares and 205 restricted stock awards.

Sources of information: Capital IQ.

DRAFT

Cassel Salpeter & Co. Confidential 11